UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report October 30, 2012

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2012, Energen Corporation (the “Company”), and its wholly-owned subsidiary Energen Resources Corporation (“Energen Resources”), entered into a $1.25 billion five-year syndicated senior unsecured credit facility pursuant to a Credit Agreement (the “Energen Credit Agreement”), among the Company, as borrower, Energen Resources, as guarantor, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association and Regions Bank, as Co-Syndication Agents and L/C Issuers, Compass Bank and U.S. Bank National Association, as Co-Documentation Agents and L/C Issuers, and the other lenders party thereto. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC, Regions Capital Markets, a division of Regions Bank, Compass Bank and U.S. Bank National Association acted as Joint Lead Arrangers and Joint Book Managers. This credit facility refinances and replaces an $850 million syndicated senior unsecured credit facility provided to the Company and guaranteed by Energen Resources on October 29, 2010.

Pursuant to the Energen Credit Agreement, the Company may borrow up to $1.25 billion from time to time on a revolving basis (with an option to increase the credit facility to $1.50 billion, subject to the agreement by lenders who wish to participate in such facility increase, among other conditions), to be used for working capital, capital expenditures (including acquisitions), general corporate purposes, repayment of existing indebtedness and payment of fees and expenses incurred by the Company in connection with the credit facility. The Energen Credit Agreement includes a $200 million sublimit for letters of credit and a $100 million sublimit for swing line loans. The Company’s obligations under the Energen Credit Agreement are unconditionally guaranteed by Energen Resources.

Revolving loans under the Energen Credit Agreement bear interest, at the Company’s option, at either a rate equal to (x) one, two, three or six month LIBOR plus, in each case, a margin based on the Company’s debt ratings for non-credit-enhanced senior unsecured long-term debt (the “Energen LIBOR Rate”), which rate shall be fixed for the applicable LIBOR interest period; or (y) the highest of (1) the Bank of America prime rate, (2) the Federal Funds rate plus 0.50%, and (3) one month LIBOR plus 1.0% plus, in each case, a margin based on the Company’s debt ratings for non-credit-enhanced senior unsecured long-term debt (the “Energen Base Rate”), which rate shall float daily. Swing line loans under the Energen Credit Agreement bear interest, at the Company’s option, at a daily floating rate equal to either (x) the Energen Base Rate or (y) one month LIBOR plus, in either case, a margin based on the Company’s debt ratings for non-credit-enhanced senior unsecured long-term debt (the “Energen Daily LIBOR Rate”). As of the closing, and based on the Company’s current credit ratings, one-month Energen LIBOR Rate borrowings would bear interest at 1.387%, Energen Base Rate borrowings would bear interest at 3.43% and Energen Daily LIBOR Rate borrowings would bear interest at 1.387%.

In addition, on October 30, 2012, Alabama Gas Corporation (“Alagasco”), entered into a $100 million five-year syndicated senior unsecured credit facility pursuant to a Credit Agreement (the “Alagasco Credit Agreement”), among Alagasco, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association and Regions Bank, as Co-Syndication Agents and L/C Issuers, Compass Bank and U.S. Bank National Association, as Co-Documentation Agents and L/C Issuers, and the other lenders party thereto. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC, Regions Capital Markets, a division of Regions Bank, Compass Bank and U.S. Bank National Association acted as Joint Lead Arrangers and Joint Book Managers. This credit facility replaces a $150 million syndicated senior unsecured credit facility provided to Alagasco on October 29, 2010.

Pursuant to the Alagasco Credit Agreement, Alagasco may borrow up to $100 million from time to time on a revolving basis (with an option to increase the credit facility to $200 million, subject to the agreement by lenders who wish to participate in such facility increase, among other conditions), to be used for working capital, capital expenditures (including acquisitions), general corporate purposes, repayment of existing indebtedness and payment of fees and expenses incurred by Alagasco in connection with the credit facility. The Alagasco Credit Agreement includes a $25 million sublimit for letters of credit and a $25 million sublimit for swingline loans.

Revolving loans under the Alagasco Credit Agreement bear interest, at Alagasco’s option, at either a rate equal to (x) one, two, three or six month LIBOR plus, in each case, a margin based on Alagasco’s debt ratings for non-credit-enhanced senior unsecured long-term debt (the “Alagasco LIBOR Rate”), which rate shall be fixed for the applicable LIBOR interest period; or (y) the highest of (1) the Bank of America prime rate, (2) the Federal Funds rate plus 0.50%, and (3) one month LIBOR plus 1.0% plus, in each case, a margin based on Alagasco’s debt ratings for non-credit-enhanced senior unsecured long-term debt (the “Alagasco Base Rate”), which rate shall float daily. Swing line loans under the Alagasco Credit Agreement bear interest, at Alagasco’s option, at a daily floating rate equal to either (y) the Alagasco Base Rate or (z) one month LIBOR plus, in either case, a margin based on Alagasco’s debt ratings for non-credit-enhanced senior unsecured long-term debt (the “Alagasco Daily LIBOR Rate”). As of the closing, and based on Alagasco’s current credit ratings, one-month Alagasco LIBOR Rate borrowings would bear interest at 1.112%, Alagasco Base Rate borrowings would bear interest at 3.25% and Alagasco Daily LIBOR Rate borrowings would bear interest at 1.112%.

Each of the Energen Credit Agreement and the Alagasco Credit Agreement contain customary representations and warranties, affirmative and negative covenants and events of default for facilities of this type. Upon an uncured event of default under either the Energen Credit Agreement or the Alagasco Credit Agreement, all amounts owing under such Credit Agreement, if any, depending on the nature of the event of default will automatically, or may upon notice by the administrative agent or the requisite lenders thereunder, become immediately due and payable and the lenders may terminate their commitments.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Energen Credit Agreement and the Alagasco Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company, Alagasco and their respective affiliates for which they have in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summaries of the material terms of both the Energen Credit Agreement and the Alagasco Credit Agreement are qualified in their entirety by the full text of such agreements, which are filed herewith as Exhibit 10.1 and 10.2, respectively. In the event of any discrepancy between the preceding summaries and the text of either the Energen Credit Agreement or the Alagasco Credit Agreement, the text of the applicable Credit Agreement shall control.

Item 1.02 Termination of a Material Definitive Agreement.

As a result of the entry by the Company and Alagasco into the Energen Credit Facility and the Alagasco Credit Facility, respectively, the prior syndicated senior credit facilities of the Company and Alagasco were terminated as of October 30, 2012. The terms of such terminated syndicated senior credit facilities were substantially similar to the terms of the new Energen Credit Facility and Alagasco Credit Facility. The remainder of the information required by this Item 1.02 is included in Item 1.01 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement dated October 30, 2012, by and among Energen Corporation, Energen Resources Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association and Regions Bank, and Co-Syndication Agents and L/C Issuers, Compass Bank and U.S. Bank National Association, as Co-Documentation Agents and L/C Issuers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC, Regions Capital Markets, a division of Regions Bank, Compass Bank and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Managers, and the lenders party thereto.

10.2	Credit Agreement dated October 30, 2012, by and among Alabama Gas Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association and Regions Bank, and Co-Syndication Agents and L/C Issuers, Compass Bank and U.S. Bank National Association, as Co-Documentation Agents and L/C Issuers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC, Regions Capital Markets, a division of Regions Bank, Compass Bank and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Managers, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

October 31, 2012	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation